UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective June 10, 2009, Yinhu Zhang stepped down from his position as Vice President and General Manager of Human Resources & Administration of AsiaInfo Holdings, Inc. (the “Company”). The Company and Mr. Zhang have agreed that he will serve as consultant to the Company.

         Also effective June 10, 2009, Jie Li was appointed as the Company’s Vice President and General Manager of Human Resources & Administration. Since joining AsiaInfo in January 2002, Mr. Li has served in a number of managerial roles, including Senior Sales Director and Sales Manager for AsiaInfo’s China Mobile account and Northern Regional Deputy General Manager and Northern Regional General Manager for AsiaInfo’s China Mobile business unit. Prior to joining AsiaInfo, Mr. Li held influential positions in successful companies such as China Base Holding Group, Founder Group, ACER Computer and Networks Group. Mr. Li holds an EMBA from the China Europe International Business School (CEIBS) and a bachelor’s degree from Tianjin University in systems engineering and technology economics. There are no family relationships between Mr. Li and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: June 12, 2009	By:	/s/ Wei Li
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer